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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
           FORM 8-A For Registration of Certain Classes of Securities

                    Pursuant to Section 12(b) or 12(g) of the

                         Securities Exchange Act of 1934

                                            ELITE PHARMACEUTICALS, INC.
                               (Exact name of registrant as specified in its charter)

         DELAWARE                                                                               22-3542636
         (State of incorporation or organization)                     (I.R.S. Employer Identification No.)

         165 LUDLOW AVENUE, NORTHVALE, NEW JERSEY                                                    07647
(Address of principal executive offices)                                                       (Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.         [X]

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                                           Name of each exchange on which
         to be so registered                                           each class is to be registered

 CLASS A COMMON STOCK, $.01 PAR VALUE                                     AMERICAN STOCK EXCHANGE
 -------------------------------------                                    ------------------------


         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities Act registration statement file numbers to which this form relates: 333-45241

         Securities to be registered pursuant to Section 12(g) of the Act: None

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         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        Reference is hereby made to Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 (File No. 333-45241), as filed on August 14, 1998, and particularly to the description of the Registrant's Class A Common Stock, par value $.01 per share set forth under the caption "Description of Capital Stock" beginning on page 31 thereof. Such Amendment No. 3 to the Registration Statement is hereby incorporated by reference herein.

Item 2. Exhibits. The following exhibits will be filed with The American Stock Exchange, LLC.

2.1. A copy of the Registrant's latest Registration Statement filed pursuant to the Securities Act of 1933.
2.4     Copies of the Registrant's Certificate of Incorporation and By-laws.

2.5     Specimens or copies of each security to be registered hereunder.


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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ELITE PHARMACEUTICALS, INC. (Registrant)

                                        Date:   February 15, 2000

                                        BY:  /S/ATUL M. MEHTA

                                        Name: ATUL M. MEHTA

                                        Title: President